UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 28, 2012
Date of Report
(Date of earliest event reported)

First Federal Bancshares of Arkansas, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 Highway 62-65 North, Harrison, Arkansas	72601
(Address of principal executive offices)	(Zip Code)

(870) 741-7641
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2012, First Federal Bancshares of Arkansas, Inc. (the “Company”), and its wholly-owned subsidiary, First Federal Bank (the “Bank”), announced the appointment of Christopher M. Wewers as President of the Company and the Bank, effective upon the non-objection of the Office of the Comptroller of the Currency, the Bank’s primary regulator, and the Federal Reserve Bank, the Company’s primary regulator.  Mr. Wewers has served as Executive Vice President and Chief Operating Officer of the Company and the Bank since May 2011 and will continue to do so until the effectiveness of his appointment as President.  Upon effectiveness of Mr. Wewers appointment, W. Dabbs Cavin, currently serving in multiple positions with the Company and the Bank (including President), will continue to serve as Chief Executive Officer and Vice Chairman of the Boards of Directors of the Company and the Bank.

Any information regarding Mr. Wewers required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K was disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on April 23, 2012, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

Date: November 29, 2012	By:	/s/ W. Dabbs Cavin
	Name:	W. Dabbs Cavin
	Title:	Chief Executive Officer

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